Ex 99.1

NEWS RELEASE

Contact: Dollar Financial Corp

Financial Dynamics

Julie Prozeller/Grace Su
(212) 850-5600

FOR IMMEDIATE RELEASE

DOLLAR FINANCIAL CORP ANNOUNCES AGREEMENT TO ACQUIRE
DEALERS’ FINANCIAL SERVICES, LLC

BERWYN, Pennsylvania, October 28, 2009 – Dollar Financial Corp (NASDAQ:DLLR — News), a leading international diversified financial services company primarily serving unbanked and under-banked consumers for nearly thirty years, today announced it has entered into an agreement to acquire Dealers’ Financial Services, LLC, or “DFS”. DFS is an established business that provides services to military personnel who obtain auto loans in the United States made by a third party national bank. The bank approves the loan application, funds and services the loans, and bears the credit risks. The acquisition, which is contingent upon obtaining financing, is anticipated to be completed in early December.

DFS, which is headquartered in Lexington, Kentucky, was founded in 1996. DFS provides services to military personnel who make application for auto loans to purchase new and low mileage used vehicles that are funded and serviced under an exclusive agreement with a major third party national bank based in the United States. DFS operates through an established network of arrangements with more than 545 franchised and independent new and used car dealerships, according to underwriting protocols specified by the third party bank lender and servicer. The partner third party bank funds and maintains the loan portfolio on its balance sheet, as well as bears any risk of repayment default. DFS’s revenues come from fees related to the loan application, an interest rate spread between the rate the third party lender charges and the rate the borrower pays, and commission fees from the sale of warranty service contracts and GAP insurance coverage.

DFS maintains strong relationships with an extensive network of franchised and independent new and used car dealerships through an experienced group of local, DFS sales agents. To be part of the DFS network, dealerships must first be certified by DFS and agree to comply with a number of vehicle quality and sale stipulations. In particular, the vehicle being financed by the bank lender through the DFS program must be less than five years old, have fewer than 65,000 miles on the odometer, and pass a comprehensive quality inspection.

The unique underwriting standards of the bank lender’s program and the ability to purchase warranty and GAP insurance policies at a discount help insulate the borrower from events that typically lead to loan default. GAP insurance covers the difference between the outstanding loan amount and the book value of the automobile, in the event the vehicle is rendered inoperable due to unforeseen events such as a collision or mechanical failure. As part of the DFS program, the borrower is also required to complete an educational course administered by DFS covering such topics as credit counseling, personal budgeting, and vehicle purchase and maintenance training.

Commenting on the acquisition, Jeff Weiss, the Company’s Chairman and Chief Executive Officer stated, “We are very excited about the acquisition of this well established business and its unique operating model, which provides the borrowers a competitive lending rate from a well known national bank, in addition to a number of consumer protection mechanisms. We intend to operate DFS as a standalone business unit of Dollar, in order to focus on leveraging the existing dealership network and lending platform to other customer segments through a number of proprietary strategic growth initiatives. We are pleased to welcome the entire management team of DFS, who along with their proven business model and strong dealership network, are well positioned to enhance DFS’s share of this growing market. This acquisition extends our multi-country, multi-product, and multi-channel business model, and is consistent with our strategy to pursue additional diversified investment opportunities to increase shareholder value.”

The purchase price of the acquisition approximates $118.0 million. The anticipated contribution of earnings before interest expense, income tax expense, depreciation and amortization, or EBITDA, from the acquired business for the twelve months following the acquisition is anticipated to be between $20.0 million and $23.0 million.

About Dollar Financial Corp
Dollar Financial Corp is a leading diversified international financial services company primarily serving unbanked and under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, pawn lending, Western Union money order and money transfer products, currency exchange, gold buying, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, and bill payment services.

At June 30, 2009, the Company’s global store network consisted of 1,206 stores, including 1,031 company-operated financial services stores and 175 franchised and agent locations in the United States, Canada, United Kingdom, Republic of Ireland, and Poland. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s financial products and services, principally check cashing, money transfer, pawn lending and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.

Forward Looking Statement
This news release contains forward looking statements, including statements regarding the following: the expected acquisition of DFS; the Company’s ability to obtain the financing necessary to acquire DFS; the Company’s future results, growth, guidance and operating strategy; the future EBITDA contribution of DFS; the global economy; the effects of currency exchange rates on reported operating results, the developing regulatory environment in Canada, the U.K., Poland and the United States; the impact of future development strategy, new stores and acquisitions; the implementation and expected results of restructuring initiatives; and of the performance of new products and services. These forward looking statements involve risks and uncertainties, including uncertainties related to the effects of changes in the value of the U.S. dollar compared to foreign currencies, risks related to the regulatory environments, current and potential future litigation, the integration and performance of acquired stores and acquired businesses, the performance of new stores, the implementation and expected results of restructuring initiatives, the impact of debt financing transactions, the availability of debt and equity financing, the results of certain ongoing income tax appeals, and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, attain its published guidance metrics, or that ongoing and potential future litigation or that the various FDIC, Federal, state, Canadian or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, the Company’s annual reports and form 10-Q’s and 10-K’s. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.